Exhibit 4.4

REGISTRATION RIGHTS

AGREEMENT

This Registration Rights Agreement, effective for all purposes as of December 17, 1997 (“Agreement”), by and between Federal Realty Investment Trust, a District of Columbia business trust (“Trust”), and N. Richard Kimmel, an individual resident of the state of Florida, and RKR Limited Partnership, a Maryland limited partnership (each, an “Initial Holder” and collectively “Initial Holders”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of that certain Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) of Federal Realty Partners L.P. (“Partnership”), dated as of March 2, 1998, by and between, among others, Federal Realty Partners, Inc., a Delaware corporation, the Trust and the Initial Holders, the Initial Holders are receiving simultaneously herewith limited partnership units (“Units”) in the Partnership;

WHEREAS, the Units may, upon the terms and conditions set forth in the Partnership Agreement, be exchanged (the “Exchange”) for common shares of beneficial interest, no par or stated value, of the Trust (“REIT Shares”); and

WHEREAS, in order to facilitate Transfers (as defined herein) of the REIT Shares to be received by the Holders in the Exchange, the Initial Holders have requested the Trust provide to the Holders certain registration rights with respect to such REIT Shares, and the Trust has agreed to provide limited registration rights on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1 Definitions. For purposes of this Agreement:

“Affiliate” of any specified Person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as the same may be amended or supplemented from time to time.

“Board” means the Board of Trustees of the Trust.

“Demand Right” means the single one-time right collectively granted to the Holders to cause the Trust to register some or all of such Holders’ Registrable Securities, to be exercised in accordance with the terms of this Agreement.

“Exchange” means the exchange of Units for REIT Shares, subject to the terms and conditions set forth in the Partnership Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means N. Richard Kimmel, an individual resident of the state of Florida, RKR Limited Partnership, a Maryland limited partnership, and/or any Person who or that has received directly from the Initial Holders pursuant to a Transfer any of such Initial Holder’s Units, provided that either (i) the General Partner (as defined in the Partnership Agreement) of the Partnership has consented to such Transfer or (ii) such Transfer meets the requirements of Section 11.3.A(i) of the Partnership Agreement.

“Initial Holder” or “Initial Holders” means N. Richard Kimmel, an individual resident of the state of Florida and/or RKR Limited Partnership, a Maryland limited partnership.

“Partnership” means Federal Realty Partners L.P., a Delaware limited partnership.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Federal Realty Partners L.P., dated as of March 2, 1998, by and between, among others, Federal Realty Partners, Inc., the Trust and the Initial Holders.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Registrable Securities” shall mean (i) any REIT Shares that may be issued to the Holders in an Exchange and (ii) any dividend or other distribution of REIT Shares with respect to, or in exchange for or in replacement of, such REIT Shares.

“Registration Statement” shall mean a registration statement filed or to be filed by the Trust under the Securities Act (other than on Form S-8) that is available to register under the Securities Act the Transfer of any of the Registrable Securities by or for the account of any Holder, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all information incorporated by reference in such Registration Statement. Such term also includes any prospectus included in such Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all information incorporated by reference in such prospectus.

“REIT Shares” means the common shares of beneficial interest, no par or stated value, of the Trust.

“Representative” means the Person designated by the Holders pursuant to Section 2.2.1 herein to be the Holders’ representative with respect to exercising the Demand Right.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer, transferring or transferred” shall mean any sale or other disposition of any Registrable Securities that would constitute a sale thereof under the Securities Act.

“Trust” means Federal Realty Investment Trust, a District of Columbia business trust.

“Units” means limited partnership units in the Partnership.

ARTICLE II

Registration Rights

2.1. Securities Subject to Registration Rights. The securities entitled to the benefits of this Agreement are the Registrable Securities but only, with respect to any particular Registrable Security, so long as such Registrable Security continues to be held by a Holder; provided, however, that the term “Registrable Security” does not include REIT Shares (a) the Transfer of which has been effectively registered under the Securities Act pursuant to this Agreement or otherwise, and (b) that may be Transferred pursuant to Rule 144 (or any successor provision) under the Securities Act.

2.2. Demand Registration.

2.2.1. Pursuant to this Section 2.2.1, the Holders are hereby collectively granted a single one-time right (“Demand Right”) to cause the Trust to register some or all of such Holders’

Registrable Securities; provided, however, that the Trust shall not be obligated to register such Registrable Securities if the number of Registrable Securities with respect to which the Holders seek to exercise their Demand Right is not more than fifty percent (50%) of the total number of Registrable Securities with respect to which the Holders could have exercised their Demand Right. Such Demand Right shall be exercised in accordance with the terms of this Agreement, and written notice of exercise of the Demand Right shall be provided to the Trust in accordance with Section 3.5 herein. For purposes of Section 2.2, the Holders shall select one Person to be their representative (“Representative”) with respect to exercising the Demand Right and shall notify the Trust in writing designating the Representative and exercising the Demand Right. The Trust shall be entitled to rely on the representations and communications of such Representative in determining whether the Demand Right has been exercised in accordance with the provisions herein and in preparing and filing the Registration Statement and with respect to all other matters hereunder; provided, however, that the Trust shall continue to provide notice as required in this Article II to all of the Holders. The Demand Right must be exercised, if at all, simultaneously with the exercise of the Holders’ right to cause a Redemption (as defined in Section 8.6.A of the Partnership Agreement) of all or a portion of such Holders’ Units and, subject only to Section 2.2.4, the exercise of such Demand Right shall be irrevocable.

2.2.2. Upon receipt of such notice, the Trust shall file, as soon as practicable but not later than seventy-five (75) days after receipt of such notice, and subject to Section 2.2.1 hereof, a Registration Statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Trust agrees to use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act within ninety (90) days after the date of filing such Registration Statement. The Trust further agrees to use its reasonable best efforts to keep such Registration Statement continuously effective for a period of forty-five (45) days following the date on which such Registration Statement is declared effective.

2.2.3. If the Holders intend to distribute the Registrable Securities covered by the request by means of an underwritten offering, they shall so advise the Trust as a part of their request made pursuant to Section 2.2.1. In addition, the Holders shall select the investment banker or investment bankers and manager or managers in any such underwritten offering; provided, however, that such investment bankers and managers and the proposed underwriter arrangements must be reasonably satisfactory to the Trust. The Holders shall enter into an underwriting agreement in customary form with the Trust and with the underwriter or underwriters. The Holders may not participate in any underwritten registration under this Section 2.2.3 unless they (i) agree to sell their securities on the basis provided in any underwriting arrangements approved by the Trust and (ii) complete and execute all questionnaires, powers of attorney, indemnities, lock-up letters, underwriting agreements and other documents and requests for information required under the terms of such underwriting arrangements.

2.2.4. If any of the Registrable Securities registered pursuant to any Registration Statement are to be sold in an underwritten primary offering by the Trust, and no Suspension Event (as defined in Section 2.5.2) shall have occurred with respect to such offering, and the managing underwriter or underwriters deliver an opinion to the Trust and the Holders that the total number of REIT Shares that the Holders and any other Person intend to include in such offering exceeds the number of REIT Shares that can be sold in such offering, there shall be included in such underwritten offering the number of REIT Shares of the Holders or such other Person or Persons that in the opinion of such underwriters can be sold in such offering, with such REIT Shares being allocated pro rata among the holders of REIT Shares to be sold on the basis of the number of REIT Shares to be registered; provided, however, that such pro rata allocation shall not affect the number of shares being offered by the Trust in any such offering. If any of the Registrable Securities registered pursuant to any Registration Statement are to be sold in an underwritten offering in which the Trust is not offering any REIT Shares, and the managing underwriter or underwriters deliver an opinion to the Trust and the Holders that the total number of REIT Shares that the Holders and any other Person intend to include in such offering exceeds the number of REIT Shares that can be sold in such offering, there shall be included in such underwritten offering the number of REIT Shares that in the opinion of such underwriters can be sold, with such REIT Shares being allocated pro rata among the holders of REIT Shares to be sold on the basis of the number of REIT Shares to be registered. In the event that the number of Registrable Securities registered pursuant to any Registration Statement is limited in the manner provided in this Section 2.2.4, and the result of such limitation is that less than thirty-five percent (35%) of the total number of Registrable Securities with respect to which the Holders could have exercised their Demand Right is included in such Registration Statement, the Holders shall have the one-time right, but not the obligation, to revoke the exercise of the Demand Right. Upon such revocation, the Holders shall be entitled to exercise the Demand Right for a period of six (6) months following the end of the sixty-day period referred to in Section 2.5.3.

2.2.5. The Trust shall promptly notify in writing each Holder of the filing and effectiveness of the Registration Statement and shall furnish, without charge, to each Holder a copy of the Registration Statement (including any amendments, supplements and exhibits thereto) and the prospectus included in the Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other Transfer of Registrable Securities owned by the Holders.

2.2.6. The Trust shall use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Transfer of the Registrable Securities for as long as the Trust keeps the Registration Statement effective in accordance with Section 2.2.2.

2.2.7. The Trust shall promptly notify the Holders of the existence of any fact of which the Trust becomes aware that results in the Registration Statement, the prospectus related thereto or any document incorporated therein by reference, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading. In such event, the Trust shall promptly prepare and furnish to each Holder a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

2.3. State Securities Laws. Subject to the conditions set forth in this Agreement, the Trust shall, in connection with filing of the Registration Statement, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions as a Holder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to consummate the Transfer of the Registrable Securities in such jurisdictions, except that in no event shall the Trust be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Section 2.3, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

2.4. Registration Expenses. All expenses incurred in connection with a registration, filing or qualification pursuant to Section 2.2 hereof, including, without limitation, registration, filing and qualification fees, printers’ and accounting fees, and the fees and disbursements of counsel for the Trust, shall be borne and paid by the Trust, other than fees and disbursements of the Holders’ counsel and all underwriting discounts and selling commissions attributable to sales of Registrable Securities, which shall be borne and paid by the Holders.

2.5. Suspension of Registration; Limitations on Registration Rights; Restriction on Sale.

2.5.1 The Trust shall promptly notify the Holders of the issuance by the SEC of any stop order or other action suspending or postponing the effectiveness of the Registration Statement with respect to the qualification of any Registrable Securities for sale by the Holders or the initiation of any proceedings for such purpose. The Trust shall use its reasonable best efforts to obtain the withdrawal of any order suspending or postponing the effectiveness of the Registration Statement.

2.5.2 Notwithstanding anything to the contrary contained in this Agreement, the Trust’s obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to become or remain effective shall be suspended in the event and during such period as a Suspension Event (as defined below) exists, but such suspension shall continue only for so long as such Suspension Event or its effect is continuing, but in no event for more than three (3) consecutive months. The Trust shall give written notice to the Holders of the occurrence of any Suspension Event and, to the extent deemed practical and advisable by the Trust, its circumstances and nature. “Suspension Event” shall include, but shall not be limited to, the following events: (i) an underwritten primary offering by the Trust if the Trust is advised by the underwriters that the Transfer of Registrable Securities under the Registration Statement would impair the pricing or commercial practicality of the primary offering, (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Trust in a Registration Statement or other filing, as to which the Trust has a bone fide business purpose for preserving confidentiality or which renders the Trust unable to comply with SEC requirements, or (iii) such other unforeseen circumstances that would make it impractical or inadvisable to cause the Registration Statement or such other filings to become or remain effective.

2.5.3 Each Holder agrees that, if requested by the Trust in the case of a Trust-initiated non-underwritten offering, or if requested by the managing or lead underwriter in a Trust-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Trust, including a Transfer pursuant to Rule 144 under the Securities Act (or any successor provision), during the fifteen-day period prior to and during the sixty-day period beginning on, the date of effectiveness of the registration statement relating to such Trust-initiated offering.

2.5.4 Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Holders to sell any Registrable Securities pursuant to any effective Registration Statement.

2.6 Indemnification and Contribution.

2.6.1 In connection with any Registration Statement filed pursuant to Section 2.2 hereof, the Trust shall indemnify and hold harmless the Holders, each underwriter who may purchase from the Holders or sell any Registrable Securities for the Holders and each Person who controls such underwriter, within the meaning of the Securities Act, and each of their respective directors, officers, employees, trustees and agents, from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any related state securities or blue sky applications or other instruments or caused by any omission or alleged omission to state in such Registration Statement or any related state securities or blue sky applications or other instruments any material fact required to be stated or necessary to make the statements which are made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or by any such omission that was furnished in writing to the Trust by the Holders, underwriter or controlling person expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and was used in accordance with such writing.

2.6.2. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Trust, its directors, each officer signing such Registration Statement, each other person whose securities are included in such Registration Statement, each underwriter who may purchase from or sell any securities for the Trust or any other Person pursuant to such Registration Statement and each Person, if any, who controls the Trust, any such other Person or any such underwriter, within the meaning of the Securities Act, and each of their respective directors, officers, employees, trustees and agents, from and against any and all losses, claims, damages, liabilities and expenses, caused by any untrue statement of a material fact furnished in writing to the Trust by the Holders expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and used in accordance with such writing and from any omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading; provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement.

2.6.3. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve it of any liability which it may have to the indemnified party under this Agreement if such failure does not materially prejudice the indemnifying party in the defense of any such action, and shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, separately or jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for such indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any one local counsel) separate from the indemnifying parties’ own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

2.6.4. In order to provide for just and equitable contribution in circumstances in which the indemnity provision agreement provided for in Section 2.6 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Trust and the Holders shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity agreement incurred by the Trust, and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Trust and the Holders, such parties shall contribute to such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Trust, on the one hand, and of the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage, liability or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Trust, on the one hand, and of the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to Section 2.6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of Section 2.6, each director, officer, employee, trustee, agent and Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holder, and each director, officer, employee, trustee and agent of the Trust, and each Person, if any, who controls the Trust within the meaning of the Securities Act shall have the same rights to contribution as the Trust. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

ARTICLE III

Miscellaneous

3.1. Successors and Assigns; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the District of Columbia, without giving effect to the principles of conflicts of law thereof.

3.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are inserted for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

If to the Trust:

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Attn: Legal Department

Telephone: (301) 998-8100

Facsimile: (301) 998-3703

with a copy to:

Thomas F. Cooney, III, Esq.

Kirkpatrick & Lockhart LLP

1800 Massachusetts Avenue, N.W.

Washington, D.C. 20036

Telephone: (202) 778-9076

Facsimile: (202) 778-9100

If to the Holders:

N. Richard Kimmel

21297 Bellechase Court

Boca Raton, Florida 33433

with a copy to:

Todd H. Reuben, Esq.

Tucker, Flyer & Lewis

1615 L Street, N.W.

Suite 400

Washington, D.C. 20036-5812

Telephone: (202) 429-3283

Facsimile: (202) 429-3231

3.6. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the written consent of each party hereto is obtained.

3.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

3.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained.

There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Trust in connection with Registrable Securities that may be received by the Holders in the event of an Exchange. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Haward Biel
Name:	Haward Beil
Title:	Senior Vice President & Managing Director of Development

N. RICHARD KIMMEL

/s/ N. Richard Kimmel

RKR LIMITED PARTNERSHIP

By:	/s/ N. Richard Kimmel
Name:	N. Richard Kimmel
Title:	General Partner

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